UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

MCGRATH RENTCORP

(Exact name of registrant as specified in its charter)

California	0-13292	94-2579843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Las Positas Road, Livermore, California		94551-7800
(Address of principal executive offices)		(Zip Code)

(925) 606-9200

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of McGrath RentCorp (the “Company”), held on June 8, 2011, the following proposals were voted on by the Company’s shareholders, as set forth below.

The Company’s shareholders (i) elected each of the director nominees, (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2011, (iii) voted for the approval on a non-binding, advisory basis of the compensation of the Company’s named executive officers, and (iv) voted for the approval on a non-binding, advisory basis of a one-year frequency of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers.

Proposal 1. Election of Directors.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
William J. Dawson	22,151,547	559,424	1,205,882
Robert C. Hood	22,147,798	563,173	1,205,882
Dennis C. Kakures	22,152,659	558,312	1,205,882
Robert P. McGrath	17,476,917	5,234,054	1,205,882
M. Richard Smith	22,545,924	165,047	1,205,882
Dennis P. Stradford	22,551,319	159,652	1,205,882
Ronald H. Zech	22,117,635	593,336	1,205,882

Proposal 2. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstain	Broker Non-Votes
23,394,312	514,288	8,253	None

Proposal 3. Non-binding, advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
22,324,811	71,718	314,442	1,205,882

Proposal 4. Non-binding, advisory vote on the frequency of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers.

For 1 Year	For 2 Years	For 3 Years	Abstain	Broker Non-Votes
18,393,977	1,217,044	2,802,205	297,745	1,205,882

With respect to Proposal 1, we note that approximately 23.0 percent of shareholders voted “WITHHOLD” for Robert P. McGrath. The Company believes that these votes were likely cast as a result of, and in accordance with, a report by Institutional Shareholder Services (“ISS”), which included a recommendation of a “WITHHOLD” vote for Mr. McGrath. This recommendation was based on ISS’s determination that Mr. McGrath was an “affiliated outside director” because he is the founder of the Company and formerly served as the Company’s Chief Executive Officer until March 2003. It is ISS’s policy that affiliated outsiders should not serve on the Company’s independent board committees. The Board of Directors has determined that Mr. McGrath is “independent” as defined in the listing standards of the NASDAQ Stock Market and the regulations of the SEC. The Company believes that Mr. McGrath contributes significant value as a member of the Audit and Corporate Governance and Nominating Committees and is unbiased in carrying out his responsibilities as a committee member.

With respect to Proposal 4, consistent with the stated preference of a majority of the Company’s shareholders, the Board of Directors has determined that it will include a non-binding, advisory vote on the compensation of its named executive officers in its proxy materials every year until the next required non-binding, advisory vote on the frequency of holding a vote on the compensation of the Company’s named executive officers, which will occur no later than our annual meeting of shareholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2011

MCGRATH RENTCORP

/s/ Randle F. Rose
RANDLE F. ROSE
Senior Vice President and
Chief Administrative Officer